Exhibit 1.01

Conflict Minerals Report

May 23, 2022

Introduction

This Conflict Minerals Report is presented to comply with Securities and Exchange Commission Rule 13p-1 under the Securities Exchange Act of 1934 (“SEC Rule”). Deere & Company (“Company”) and its subsidiaries (collectively, “John Deere”) manufacture and distribute agriculture and turf and construction and forestry equipment and parts. For the period from January 1 to December 31, 2021 (“Reporting Period”), certain components and parts of John Deere’s equipment products contained columbite-tantalite (coltan) (or its derivative tantalum), gold, wolframite (or its derivative tungsten), and/or cassiterite (or its derivative tin) (collectively, “conflict minerals”) necessary to the production or functionality of such equipment. As part of its efforts, the Company has adopted a policy (“Conflict Minerals Policy”) providing a common set of principles for the sourcing of conflict minerals. In accordance with the SEC Rule, the Company implemented a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any conflict minerals necessary to the production or functionality of its products (“In-Scope Components”) have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”) or have not come from recycled or scrap sources. Based on the RCOI, the Company believes that certain of the conflict minerals necessary to the production or functionality of its equipment manufactured in the Reporting Period may have originated in the Covered Countries and may not be from recycled or scrap sources (the “Covered Minerals”).

As described in Part I below, the Company conducted an RCOI, which includes the Company’s Conflict Minerals Policy, initial component assessment and identification of suppliers providing In-Scope Components. The supplier survey used the conflict minerals reporting template (CMRT) which is the current industry standard for collecting conflict minerals RCOI data from upstream companies. Smelter data along with supplier responses indicated the need to execute due diligence as outlined in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidelines”).

The Company’s due diligence procedures conform, in all material respects, with the framework set forth in the OECD Guidelines and the related supplements for gold and for tin, tantalum and tungsten. In accordance with the SEC Rule and the OECD Guidelines, this Conflict Minerals Report is available on the Company’s website at http://www.investor.deere.com/governance. The Company’s Conflict Minerals Policy is available on its website at http://www.investor.deere.com/governance. Information contained on the Company’s website or otherwise actively linked to this Conflict Minerals Report is not part of, nor incorporated by reference into, this Conflict Minerals Report or the Company’s Form SD.

Part I of this report also describes the due diligence procedures performed by the Company on the source and chain of custody of In-Scope Components for the Reporting Period. Part II of this report describes the Company’s products that contain In-Scope Components, the facilities used to process the Covered Minerals in those In-Scope Components if known to the Company, the country of origin of the Covered Minerals in those In-Scope Components if known to the Company, and the efforts to determine the mine or location of origin with the greatest possible specificity.

Part I	Reasonable Country of Origin Inquiry and Due Diligence Procedures

Certain components and parts of John Deere’s equipment manufactured during the Reporting Period contain In-Scope Components. The Company’s due diligence procedures are implemented and maintained throughout its supply chain. In accordance with the Company’s Conflict Minerals Policy, the SEC Rule and the OECD Guidelines, the Company has established a due diligence process with the following key components: (1) internal supply management systems and controls; (2) identification and assessment of conflict minerals risk in the supply chain; (3) strategies to address identified risks within the supply chain; and (4) independent audit procedures as required by the SEC Rule. The Company performs due diligence procedures described below on its In-Scope Components.

a.	Internal Supply Management Systems and Controls

The Company’s Conflict Minerals Policy establishes the principles regarding the responsible sourcing of conflict minerals against which the Company can assess itself and its suppliers. To enforce the Conflict Minerals Policy, the Company has put in place internal supply management systems and controls. The Company’s management structure consists of three levels of oversight. In accordance with the OECD Guidelines, at the top of the management structure is an executive sponsor. The executive sponsor is a member of the Company’s senior management team. The second level of management is a steering committee comprised of executive-level officers and managers from supply management, environmental, energy and product sustainability, electronic solutions, and legal. This committee provided guidance and oversight to the third level of the management system for conflict minerals. The third level of the management system is a team of subject matter experts (“CM Team”) from relevant functions within the Company, including supply management, environmental, quality, information technology, internal audit, and legal. The CM Team is responsible for implementing the Company’s due diligence procedures. In accordance with the Company’s Conflict Minerals Policy and the OECD Guidelines, the Company will maintain, and will require In-Scope Suppliers (as defined below) to maintain, conflict minerals records for five years.

b.	Identification and Assessment of Conflict Mineral Risk in the Supply Chain

Due to the size and complexity of John Deere’s global supply chain as well as its considerable number of suppliers, products, parts and components, a process was developed to assess and remove parts not containing conflict minerals from the inquiry. The RCOI pertains only to suppliers with In-Scope Components (“In-Scope Suppliers”) introduced into John Deere’s supply chain during the Reporting Period. Parts, components, or products not containing conflict minerals were excluded from further inquiry.

The Company’s RCOI is comprised of three processes: the first collects information on the Company’s equipment components (“Equipment Survey”); the second collects information on the Company’s electronics components (“Electronics Survey”); and the third collects information on the Company’s after-market parts division (“All-Makes Survey” and, collectively with the Equipment Survey and the Electronics Survey, the “Surveys”). In each case, the survey covers In-Scope Suppliers of In-Scope Components during the Reporting Period.

The Equipment Survey randomly selected In-Scope Suppliers based on volume of In-Scope Components provided to the Company during the Reporting Period. These suppliers were ranked based on the total volume of In-Scope Components supplied or forecasted to be supplied to the Company for the Reporting Period. The In-Scope Suppliers were then separated into groups according to volume of parts supplied to the Company: high volume (supplying 80 percent of In-Scope Components), mid-volume (supplying 15 percent of In-Scope Components), and low volume (supplying 5 percent of In-Scope Components). The In-Scope Suppliers were then randomly selected from these groups such that the survey covered a minimum of 80 percent of volume from the high-volume group, 18 percent of volume from the mid-volume group and 2 percent of volume from the low-volume group. The All-Makes Survey followed a similar selection process to the Equipment Survey.

The Electronic Survey randomly selected In-Scope Suppliers based on volume of In-Scope Components provided to the Company during the Reporting Period. These suppliers were ranked based on the total volume of In-Scope Components supplied to the Company for the Reporting Period. The In-Scope Suppliers were then separated into groups according to volume of parts supplied to the Company: high- volume (supplying 98 percent of In-Scope Components) and low-volume (supplying 2 percent of In-Scope Components). The In-Scope Suppliers were then randomly selected from these groups such that the survey covered 100 percent of volume from the high-volume group and 15 percent of suppliers from the low-volume group. The selection process for the Electronic Survey accounts for the greater predominance of In-Scope Components in electronic components.

c.	Survey of In-Scope Suppliers

The Company collected conflict minerals data from the identified In-Scope Suppliers for each unique part supplied to the Company during the Reporting Period. Each In-Scope Supplier surveyed was required to make part-specific or company specific declarations to the Company. The Surveys used the standard industry reporting template, the Conflict Minerals Reporting Template (“CMRT”), published by the Responsible Minerals Initiative (“RMI”) (formerly Conflict-Free Sourcing Initiative), to review conflict minerals risk within the supply chain and identify smelters of origin. The Company used its proprietary software system to conduct the Equipment Survey. The system enabled the Company to communicate with In-Scope Suppliers, to make an initial risk assessment, and to assist In-Scope Suppliers in completing the CMRT accurately. The Company used other tools and resources to conduct the Electronic Survey and All-Makes Survey in a manner aligned with the approach of the Equipment Survey.

In all cases, In-Scope Suppliers were asked to complete the survey within eight weeks after receipt of the request. Additionally, In-Scope Suppliers were required to automatically update their responses with a new CMRT should an In-Scope Component that is the subject of a CMRT change during the Reporting Period. In accordance with the OECD Guidelines, the Company relies on third party audits by the Responsible Minerals Assurance Process (“RMAP”) (formerly the Conflict-Free Smelter Program) to validate the conflict free status of mineral smelters. The Company relies on the list of third party compliant RMAP smelters to determine the conflict status of the smelters identified in the supplier CMRT responses.

The Equipment Survey yielded complete CMRTs from approximately 77 percent of the In-Scope Suppliers surveyed, representing approximately 90 percent of the In-Scope Component volume from those suppliers. The Electronics Survey received complete CMRTs from approximately 93 percent of the

In-Scope Suppliers surveyed, representing approximately 98 percent of the In-Scope Component volume from the In-Scope Components of those suppliers. The All-Makes Survey received complete CMRTs from approximately 58 percent of the In-Scope Suppliers surveyed, representing approximately 91 percent of the In-Scope Component volume from these suppliers. On a combined basis, the Company received complete CMRTs from approximately 79 percent of its In-Scope Suppliers surveyed, representing approximately 92 percent of the Company’s In-Scope Component volume from these suppliers.

The CM Team evaluated the CMRTs and assessed a risk level for each In-Scope Supplier response. The risk evaluation was based on the risks outlined in the OECD Guidelines. Based on the risk evaluation, the CM Team determined whether further due diligence was required on any In-Scope Supplier. The CM Team contacted certain In-Scope Suppliers to verify the information provided on the CMRT.

d.	Strategies to Mitigate Identified Risks within the Supply Chain

The Company is a member of RMI and supports its effort to ensure smelters are compliant as conflict-free, including the RMAP that identifies smelters and refiners having systems in place to assure sourcing of conflict free materials. The Company intends to continue its due diligence efforts on its conflict minerals supply chain. The Company’s due diligence procedures will continue to develop by engaging In-Scope Suppliers to improve transparency throughout the supply chain. In accordance with the Company’s Conflict Minerals Policy, it will continue incorporating conflict minerals obligations into its supplier contracts. The Company continued to incorporate the Conflict Minerals Supplier Response into the supplier evaluation process. The Company’s due diligence procedures also support the continuing enforcement of its Conflict Minerals Policy and its Supplier Code of Conduct.

Part II	Product Description

a.	Products Containing In-Scope Components

The Company’s equipment operations include three business segments. The production and precision agriculture segment defines, develops, and delivers global equipment and technology solutions to unlock customer value for production-scale growers of large grains, small grains, cotton, and sugar. The segment’s main products include large and certain mid-size tractors, combines, cotton pickers, sugarcane harvesters and loaders, and soil preparation, seeding, application and crop care equipment. The small agriculture and turf segment defines, develops, and delivers global equipment and technology solutions to unlock customer value for dairy and livestock producers, high-value crop producers, and turf and utility customers. The segment’s primary products include certain mid-size and small tractors, as well as hay and forage equipment, riding and commercial lawn equipment, golf course equipment, and utility vehicles. The construction and forestry segment defines, develops, and delivers a broad range of machines and technology solutions organized along earthmoving, forestry and roadbuilding production systems. The segment’s primary products include crawler dozers and loaders, four-wheel-drive loaders, excavators, skid-steer loaders, milling machines, and log harvesters.

As a result of the due diligence procedures described in Part I above, the Company believes the equipment products described above contain In-Scope Components.

b.	Facilities Known to Process the Covered Minerals

Attached hereto as Schedule A is a list of the facilities that, based on the due diligence process described above, are known to the Company and that the Company believes processed the Covered Minerals in the Company’s products during the Reporting Period. During the due diligence process described above, the In-Scope Suppliers identified many entities that the Company could not validate as smelters or refiners and therefore are not listed in Schedule A. A significant number of smelters that may or may not have processed the Covered Minerals in the Company’s products have not participated in the RMAP and, therefore, have not yet established their conflict status.

c.	Country of Origin of the Covered Minerals

As a result of the due diligence procedures described in Part I above, the Company does not have sufficient information to determine conclusively the countries of origin of all Covered Minerals.

d.	Efforts to Determine the Mine or Location of Origin

As discussed above in Part I, the Company relies on third parties to validate the conflict status of smelter sources. The Company’s due diligence procedures are designed to identify risks within the supply chain. During the due diligence process described above, the In-Scope Suppliers identified the Covered Minerals processed by RMAP smelters may be from the countries of origin listed on Schedule B attached hereto.

Schedule A

Facilities Known to process Covered Minerals during the Reporting Period

Mineral	Smelter Name	Reported to Deere
Gold (Au)		BEL
Gold (Au)		FRA
Gold (Au)	8853 S.p.A.	ITA
Gold (Au)	Abington Reldan Metals, LLC	USA
Gold (Au)	Advanced Chemical Company	USA
Gold (Au)	African Gold Refinery	UGA
Gold (Au)	Aida Chemical Industries Co., Ltd.	JPN
Gold (Au)	Al Etihad Gold Refinery DMCC	ARE
Gold (Au)	Alexy Metals	USA
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	DEU
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZB
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRA
Gold (Au)	Argor-Heraeus S.A.	CHE
Gold (Au)	Asahi Pretec Corp.	JPN
Gold (Au)	Asahi Refining Canada Ltd.	CAN
Gold (Au)	Asahi Refining USA Inc.	USA
Gold (Au)	Asaka Riken Co., Ltd.	JPN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TUR
Gold (Au)	AU Traders and Refiners	ZAF
Gold (Au)	Augmont Enterprises Private Limited	IND
Gold (Au)	AURA-II	USA
Gold (Au)	Aurubis AG	DEU
Gold (Au)	Bangalore Refinery	IND
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHL
Gold (Au)	Boliden AB	SWE
Gold (Au)	C. Hafner GmbH + Co. KG	DEU

Mineral	Smelter Name	Reported to Deere
Gold (Au)	C.I Metales Procesados Industriales SAS	COL
Gold (Au)	Caridad	MEX
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CAN
Gold (Au)	Cendres + Metaux S.A.	CHE
Gold (Au)	CGR Metalloys Pvt Ltd.	IND
Gold (Au)	Chimet S.p.A.	ITA
Gold (Au)	Chugai Mining	JPN
Gold (Au)	Daejin Indus Co., Ltd.	KOR
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHN
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	DEU
Gold (Au)	Dijllah Gold Refinery FZC	ARE
Gold (Au)	DODUCO Contacts and Refining GmbH	DEU
Gold (Au)	Dowa	JPN
Gold (Au)	DSC (Do Sung Corporation)	KOR
Gold (Au)	Eco-System Recycling Co., Ltd.	JPN
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JPN
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JPN
Gold (Au)	Elemetal Refining, LLC	USA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	IND
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	IND
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	IND
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	IND
Gold (Au)	Emirates Gold DMCC	ARE
Gold (Au)	Faggi Enrico S.p.A.	ITA
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZWE
Gold (Au)	Fujairah Gold FZC	ARE

Mineral	Smelter Name	Reported to Deere
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	IND
Gold (Au)	Geib Refining Corporation	USA
Gold (Au)	Gold Coast Refinery	GHA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHN
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHN
Gold (Au)	Guangdong Jinding Gold Limited	CHN
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHN
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHN
Gold (Au)	HeeSung Metal Ltd.	KOR
Gold (Au)	Heimerle + Meule GmbH	DEU
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CHN
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHN
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	DEU
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHN
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHN
Gold (Au)	HwaSeong CJ CO., LTD.	KOR
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHN
Gold (Au)	International Precious Metal Refiners	ARE
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JPN
Gold (Au)	Istanbul Gold Refinery	TUR
Gold (Au)	Italpreziosi	ITA
Gold (Au)	JALAN & Company	IND
Gold (Au)	Japan Mint	JPN
Gold (Au)	Jiangxi Copper Co., Ltd.	CHN
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUS
Gold (Au)	JSC Uralelectromed	RUS

Mineral	Smelter Name	Reported to Deere
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JPN
Gold (Au)	K.A. Rasmussen	NOR
Gold (Au)	Kaloti Precious Metals	ARE
Gold (Au)	Kazakhmys Smelting LLC	KAZ
Gold (Au)	Kazzinc	KAZ
Gold (Au)	Kennecott Utah Copper LLC	USA
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POL
Gold (Au)	Kojima Chemicals Co., Ltd.	JPN
Gold (Au)	Korea Zinc Co., Ltd.	KOR
Gold (Au)	Kundan Care Products Ltd.	IND
Gold (Au)	Kyrgyzaltyn JSC	KGZ
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUS
Gold (Au)	L'azurde Company For Jewelry	SAU
Gold (Au)	Lingbao Gold Co., Ltd.	CHN
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHN
Gold (Au)	L'Orfebre S.A.	AND
Gold (Au)	LS-NIKKO Copper Inc.	KOR
Gold (Au)	LT Metal Ltd.	KOR
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHN
Gold (Au)	Marsam Metals	BRA
Gold (Au)	Materion	USA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JPN
Gold (Au)	MD Overseas	IND
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	ZAF
Gold (Au)	Metallix Refining Inc.	USA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHN
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SGP
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHN
Gold (Au)	Metalor Technologies S.A.	CHE

Mineral	Smelter Name	Reported to Deere
Gold (Au)	Metalor USA Refining Corporation	USA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEX
Gold (Au)	Mitsubishi Materials Corporation	JPN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JPN
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	IND
Gold (Au)	Modeltech Sdn Bhd	MYS
Gold (Au)	Morris and Watson	NZL
Gold (Au)	Morris and Watson Gold Coast	AUS
Gold (Au)	Moscow Special Alloys Processing Plant	RUS
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TUR
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZB
Gold (Au)	NH Recytech Company	KOR
Gold (Au)	Nihon Material Co., Ltd.	JPN
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUT
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JPN
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUS
Gold (Au)	OJSC Novosibirsk Refinery	RUS
Gold (Au)	PAMP S.A.	CHE
Gold (Au)	Pease & Curren	USA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHN
Gold (Au)	Planta Recuperadora de Metales SpA	CHL
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUS
Gold (Au)	PT Aneka Tambang (Persero) Tbk	IDN
Gold (Au)	PX Precinox S.A.	CHE
Gold (Au)	QG Refining, LLC	USA
Gold (Au)	Rand Refinery (Pty) Ltd.	ZAF
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHN

Mineral	Smelter Name	Reported to Deere
Gold (Au)	REMONDIS PMR B.V.	NLD
Gold (Au)	Republic Metals Corporation	USA
Gold (Au)	Royal Canadian Mint	CAN
Gold (Au)	SAAMP	FRA
Gold (Au)	Sabin Metal Corp.	USA
Gold (Au)	Safimet S.p.A	ITA
Gold (Au)	SAFINA A.S.	CZE
Gold (Au)	Sai Refinery	IND
Gold (Au)	Samduck Precious Metals	KOR
Gold (Au)	Samwon Metals Corp.	KOR
Gold (Au)	Sancus ZFS (L?Orfebre, SA)	COL
Gold (Au)	SAXONIA Edelmetalle GmbH	DEU
Gold (Au)	Schone Edelmetaal B.V.	NLD
Gold (Au)	Sellem Industries Ltd.	MRT
Gold (Au)	SEMPSA Joyeria Plateria S.A.	ESP
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHN
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHN
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHN
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHN
Gold (Au)	Shirpur Gold Refinery Ltd.	IND
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHN
Gold (Au)	Singway Technology Co., Ltd.	TWN
Gold (Au)	So Accurate Group, Inc.	USA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUS
Gold (Au)	Solar Applied Materials Technology Corp.	TWN
Gold (Au)	Sovereign Metals	IND
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LTU

Mineral	Smelter Name	Reported to Deere
Gold (Au)	Sudan Gold Refinery	SDN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JPN
Gold (Au)	SungEel HiMetal Co., Ltd.	KOR
Gold (Au)	Super Dragon Technology Co., Ltd.	CHN
Gold (Au)	T.C.A S.p.A	ITA
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JPN
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHN
Gold (Au)	Tokuriki Honten Co., Ltd.	JPN
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHN
Gold (Au)	Tony Goetz NV	BEL
Gold (Au)	TOO Tau-Ken-Altyn	KAZ
Gold (Au)	Torecom	KOR
Gold (Au)	TSK Pretech	KOR
Gold (Au)	Umicore Brasil Ltda.	BRA
Gold (Au)	Umicore Precious Metals Thailand	THA
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BEL
Gold (Au)	United Precious Metal Refining, Inc.	USA
Gold (Au)	Universal Precious Metals Refining Zambia	ZMB
Gold (Au)	Valcambi S.A.	CHE
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUS
Gold (Au)	WIELAND Edelmetalle GmbH	DEU
Gold (Au)	Yamakin Co., Ltd.	JPN
Gold (Au)	Yokohama Metal Co., Ltd.	JPN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHN
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	CHN
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHN
Tantalum (Ta)	AMG Brasil	BRA

Mineral	Smelter Name	Reported to Deere
Tantalum (Ta)	Asaka Riken Co., Ltd.	JPN
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHN
Tantalum (Ta)	CP Metals Inc.	USA
Tantalum (Ta)	D Block Metals, LLC	USA
Tantalum (Ta)	Duoluoshan	CHN
Tantalum (Ta)	Exotech Inc.	USA
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHN
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHN
Tantalum (Ta)	Global Advanced Metals Aizu	JPN
Tantalum (Ta)	Global Advanced Metals Boyertown	USA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHN
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHN
Tantalum (Ta)	H.C. Starck Co., Ltd.	THA
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	DEU
Tantalum (Ta)	H.C. Starck Group	DEU
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	DEU
Tantalum (Ta)	H.C. Starck Inc.	USA
Tantalum (Ta)	H.C. Starck Ltd.	JPN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	DEU
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	DEU
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHN
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	USA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHN
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHN
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CHN
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHN
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHN
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHN
Tantalum (Ta)	KEMET Blue Metals	MEX
Tantalum (Ta)	KEMET Blue Powder	USA
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHN

Mineral	Smelter Name	Reported to Deere
Tantalum (Ta)	LSM Brasil S.A.	BRA
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	IND
Tantalum (Ta)	Mineracao Taboca S.A.	BRA
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JPN
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHN
Tantalum (Ta)	NPM Silmet AS	EST
Tantalum (Ta)	Plansee	AUT
Tantalum (Ta)	Plansee SE Liezen	AUT
Tantalum (Ta)	Plansee SE Reutte	AUT
Tantalum (Ta)	Power Resources Ltd.	MKD
Tantalum (Ta)	QuantumClean	USA
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRA
Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHN
Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHN
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUS
Tantalum (Ta)	Taki Chemical Co., Ltd.	JPN
Tantalum (Ta)	TANIOBIS Co., Ltd.	THA
Tantalum (Ta)	TANIOBIS GmbH	DEU
Tantalum (Ta)	TANIOBIS Japan Co., Ltd.	JPN
Tantalum (Ta)	TANIOBIS Smelting GmbH & Co. KG	DEU
Tantalum (Ta)	Telex Metals	USA
Tantalum (Ta)	Tranzact, Inc.	USA
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZ
Tantalum (Ta)	XinXing Haorong Electronic Material Co., Ltd.	CHN
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHN
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHN
Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.	CHN
Tin (Sn)		BRA
Tin (Sn)	Alpha	USA
Tin (Sn)	An Thai Minerals Co., Ltd.	VNM

Mineral	Smelter Name	Reported to Deere
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VNM
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHN
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHN
Tin (Sn)	China Tin Group Co., Ltd.	CHN
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHN
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHN
Tin (Sn)	Cooperativa Metalurgica de Rondonia Ltda.	BRA
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRA
Tin (Sn)	CRM Synergies	ESP
Tin (Sn)	CV Ayi Jaya	IDN
Tin (Sn)	CV Dua Sekawan	IDN
Tin (Sn)	CV Gita Pesona	IDN
Tin (Sn)	CV Tiga Sekawan	IDN
Tin (Sn)	CV United Smelting	IDN
Tin (Sn)	CV Venus Inti Perkasa	IDN
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHN
Tin (Sn)	Dowa	JPN
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VNM
Tin (Sn)	EM Vinto	BOL
Tin (Sn)	Estanho de Rondonia S.A.	BRA
Tin (Sn)	Feinhütte Halsbrücke GmbH	DEU
Tin (Sn)	Fenix Metals	POL
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHN
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHN
Tin (Sn)	Gejiu Jinye Mineral Company	CHN
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHN
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHN
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHN
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHN
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHN

Mineral	Smelter Name	Reported to Deere
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHN
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHN
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHN
Tin (Sn)	Jiangxi Ketai Advanced Material Co. Ltd	CHN
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHN
Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.	CHN
Tin (Sn)	Luna Smelter, Ltd.	RWA
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	CHN
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRA
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MYS
Tin (Sn)	Melt Metais e Ligas S.A.	BRA
Tin (Sn)	Metallic Resources, Inc.	USA
Tin (Sn)	Metallo Belgium N.V.	BEL
Tin (Sn)	Metallo Spain S.L.U.	ESP
Tin (Sn)	Mineracao Taboca S.A.	BRA
Tin (Sn)	Minsur	PER
Tin (Sn)	Mitsubishi Materials Corporation	JPN
Tin (Sn)	Modeltech Sdn Bhd	MYS
Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	CHN
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VNM
Tin (Sn)	Novosibirsk Processing Plant Ltd.	RUS
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THA
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHL
Tin (Sn)	Operaciones Metalurgical S.A.	BOL
Tin (Sn)	Pongpipat Company Limited	MMR
Tin (Sn)	Precious Minerals and Smelting Limited	IND
Tin (Sn)	PT Aries Kencana Sejahtera	IDN
Tin (Sn)	PT Artha Cipta Langgeng	IDN
Tin (Sn)	PT ATD Makmur Mandiri Jaya	IDN
Tin (Sn)	PT Babel Inti Perkasa	IDN
Tin (Sn)	PT Babel Surya Alam Lestari	IDN

Mineral	Smelter Name	Reported to Deere
Tin (Sn)	PT Bangka Prima Tin	IDN
Tin (Sn)	PT Bangka Serumpun	IDN
Tin (Sn)	PT Bangka Tin Industry	IDN
Tin (Sn)	PT Belitung Industri Sejahtera	IDN
Tin (Sn)	PT Bukit Timah	IDN
Tin (Sn)	PT Cipta Persada Mulia	IDN
Tin (Sn)	PT DS Jaya Abadi	IDN
Tin (Sn)	PT Eunindo Usaha Mandiri	IDN
Tin (Sn)	PT Inti Stania Prima	IDN
Tin (Sn)	PT Justindo	IDN
Tin (Sn)	PT Karimun Mining	IDN
Tin (Sn)	PT Kijang Jaya Mandiri	IDN
Tin (Sn)	PT Lautan Harmonis Sejahtera	IDN
Tin (Sn)	PT Masbro Alam Stania	IDN
Tin (Sn)	PT Menara Cipta Mulia	IDN
Tin (Sn)	PT Mitra Stania Prima	IDN
Tin (Sn)	PT Mitra Sukses Globalindo	IDN
Tin (Sn)	PT O.M. Indonesia	IDN
Tin (Sn)	PT Panca Mega Persada	IDN
Tin (Sn)	PT premium Tin Indonesia	IDN
Tin (Sn)	PT Prima Timah Utama	IDN
Tin (Sn)	PT Rajawali Rimba Perkasa	IDN
Tin (Sn)	PT Rajehan Ariq	IDN
Tin (Sn)	PT Refined Bangka Tin	IDN
Tin (Sn)	PT Sariwiguna Binasentosa	IDN
Tin (Sn)	PT Stanindo Inti Perkasa	IDN
Tin (Sn)	PT Sukses Inti Makmur	IDN
Tin (Sn)	PT Sumber Jaya Indah	IDN
Tin (Sn)	PT Timah (Persero) Tbk Kundur	IDN
Tin (Sn)	PT Timah (Persero) Tbk Mentok	IDN
Tin (Sn)	PT Timah Nusantara	IDN

Mineral	Smelter Name	Reported to Deere
Tin (Sn)	PT Tinindo Inter Nusa	IDN
Tin (Sn)	PT Tirus Putra Mandiri	IDN
Tin (Sn)	PT Tommy Utama	IDN
Tin (Sn)	PT Wahana Perkit Jaya	IDN
Tin (Sn)	Resind Industria e Comercio Ltda.	BRA
Tin (Sn)	Rui Da Hung	TWN
Tin (Sn)	Soft Metais Ltda.	BRA
Tin (Sn)	Super Ligas	BRA
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VNM
Tin (Sn)	Thailand Smelting and Refining Company	THA
Tin (Sn)	Thaisarco	THA
Tin (Sn)	Tin Technology & Refining	USA
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VNM
Tin (Sn)	VQB Mineral and Trading Group JSC	VNM
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRA
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHN
Tin (Sn)	Yunnan Tin Company Limited	CHN
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHN
Tungsten (W)	A.L.M.T Corp.	JPN
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	JPN
Tungsten (W)	ACL Metais Eireli	BRA
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRA
Tungsten (W)	Artek LLC	RUS
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VNM
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHN
Tungsten (W)	China Molybdenum Co., Ltd.	CHN
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHN
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHN
Tungsten (W)	CP Metals Inc.	USA
Tungsten (W)	Cronimet Brasil Ltda	BRA
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CHN

Mineral	Smelter Name	Reported to Deere
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHN
Tungsten (W)	Fujian Xinlu Tungsten	CHN
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHN
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHN
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHN
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHN
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHN
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHN
Tungsten (W)	GEM Co., Ltd.	CHN
Tungsten (W)	Global Tungsten & Powders Corp.	USA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHN
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	DEU
Tungsten (W)	H.C. Starck Tungsten GmbH	DEU
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHN
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHN
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHN
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHN
Tungsten (W)	Hydrometallurg, JSC	RUS
Tungsten (W)	Japan New Metals Co., Ltd.	JPN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHN
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHN
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHN
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHN
Tungsten (W)	Jiangxi Xianglu Tungsten Co., Ltd.	CHN
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHN
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHN
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHN
Tungsten (W)	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHN
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RUS
Tungsten (W)	Kennametal Fallon	USA
Tungsten (W)	Kennametal Huntsville	USA

Mineral	Smelter Name	Reported to Deere
Tungsten (W)	KGETS CO., LTD.	KOR
Tungsten (W)	Lianyou Metals Co., Ltd.	TWN
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHN
Tungsten (W)	Masan Tungsten Chemical LLC (MTC)	VNM
Tungsten (W)	Moliren Ltd.	RUS
Tungsten (W)	Niagara Refining LLC	USA
Tungsten (W)	NPP Tyazhmetprom LLC	RUS
Tungsten (W)	OOO “Technolom” 1	RUS
Tungsten (W)	OOO “Technolom” 2	RUS
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHL
Tungsten (W)	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	CHN
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHN
Tungsten (W)	TANIOBIS Smelting GmbH & Co. KG	DEU
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd	VNM
Tungsten (W)	Unecha Refractory metals plant	RUS
Tungsten (W)	Unecha Refractory Metals Plant	USA
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VNM
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUT
Tungsten (W)	Woltech Korea Co., Ltd.	KOR
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHN
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHN
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHN
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHN

Schedule B

Countries of Origin

Andorra

Australia

Austria

Belgium

Bolivia

Brazil

Canada

Chile

China

Colombia

Czech Republic

Estonia

France

Germany

Ghana

Hong Kong

India

Indonesia

Italy

Japan

Kazakhstan

Korea, Republic of

Kyrgyzstan

Lithuania

Malaysia

Mauritania

Mexico

Myanmar

Netherlands

New Zealand

Norway

Peru

Philippines

Poland

Republic of North Macedonia

Russian Federation

Rwanda

Saudi Arabia

Singapore

South Africa

Spain

Sudan

Sweden

Switzerland

Taiwan

Thailand

Turkey

Uganda

United Arab Emirates

United States

Unknown

Uzbekistan

Vietnam

Zambia

Zimbabwe